May 21, 2003

Credit Suisse Institutional Fund, Inc.
  on behalf of the International Focus Portfolio
466 Lexington Avenue
16th Floor
New York, NY 10017-3147

Ladies and Gentlemen:

We have acted as counsel to Credit Suisse Institutional Fund, Inc., a Maryland corporation, on behalf of its International Focus Portfolio (the "Acquiring Fund"), in connection with the proposed acquisition by the Acquiring Fund of all of the assets and liabilities of Credit Suisse Institutional International Fund, Inc. (the "Acquired Fund"), a Maryland corporation, in exchange for voting shares of the common stock of the Acquiring Fund (the "Shares"), pursuant to an Agreement and Plan of Reorganization (the "Plan") between and among the Acquiring Fund, the Acquired Fund, and, solely for purposes of Sections 4.3, 5.9 and 9.2 thereof, Credit Suisse Asset Management, LLC ("CSAM"), a Delaware limited liability company. We have examined the Acquiring Fund's Registration Statement on Form N-14 substantially in the form in which it is to become effective (the "Registration Statement"), and the Articles of Incorporation and Bylaws of the Credit Suisse Institutional Fund, Inc., each as amended, and the Plan.

We have also examined and relied upon other documents and certificates with respect to factual matters as we have deemed necessary to render the opinions expressed herein. We have assumed, without independent verification, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies. We have further assumed that the Plan constitutes the legal, valid and binding obligation of the Acquired Fund and CSAM, enforceable against the Acquired Fund and CSAM in accordance with its terms.

We are members of the bar of the State of New York and do not purport to be experts on, or to express any opinion herein, concerning any law other than the laws of the State of New York and the federal laws of the United States of America. Anything in this opinion to the contrary notwithstanding, we render or imply no opinion with respect to compliance with any applicable securities or anti-fraud statutes, rules, regulations or other similar laws of any state (including the State of Maryland) or the United States of America. In rendering the opinions herein, we assume that there will be no material changes in the facts and conditions on which we base such opinions between the date hereof and the time of issuance of Shares pursuant to the Plan.

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Based upon the foregoing, we are of the opinion that:

     (a) The Credit Suisse Institutional Fund, Inc. is a duly organized, validly existing corporation under the laws of the State of Maryland; and

     (b) The Shares of the Acquiring Fund to be issued as contemplated in the Plan have been, to the extent of the number of shares of the class authorized in the Charter of the Acquiring Fund and then unissued, duly authorized, and, subject to the receipt by the Acquiring Fund of consideration equal to the net asset value thereof (but in no event less than the par value thereof), when issued pursuant to the Plan, will be validly issued Shares, fully paid and nonassessable, under the laws of the State of Maryland.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the references to us in the Prospectus/Proxy Statement included as part of the Registration Statement and to the filing of this opinion as an exhibit to any application made by or on behalf of the Acquiring Fund or any distributor or dealer in connection with the registration or qualification of the Acquiring Fund or the Shares under the securities laws of any state or other jurisdiction.

This opinion is furnished by us as counsel to the Acquiring Fund, is solely for the benefit of the Acquiring Fund and its Directors and its officers in connection with the above-described acquisition of assets and may not be relied upon for any other purpose or by any other person.


                                                  Very truly yours,

                                                  /s/ Willkie Farr & Gallagher